Exhibit 99.1

News Release

Investor Contact Chandrika Nigam Chandrika.Nigam@Adtalem.com

Media Contact
Kelly Finelli
Kelly.Finelli@Adtalem.com
872-270-0230

Adtalem Global Education Announces Fiscal Third Quarter 2022 Results

Strengthened balance sheet and capital allocation drive increased FY’22 EPS guidance

CHICAGO – May 5, 2022 – Adtalem Global Education Inc. (NYSE: ATGE), a leading healthcare educator, today reported academic, operating and financial results for its fiscal 2022 third quarter ended March 31, 2022.

“During the quarter, we successfully completed the divestiture of our Financial Services segment, which is an important milestone in our strategy to be the leading healthcare education provider,” said Steve Beard, president and CEO of Adtalem Global Education. “I’m also encouraged by our operational performance in the third quarter. We continue to expand margins across the business despite the pandemic's adverse impact on organic revenue growth, which is a result of our focus on operational efficiency and realization of cost synergies associated with the Walden integration. Moreover, we achieved this while deleveraging the balance sheet and returning capital to shareholders.”

Beard added, “Additionally, I’m proud of the first-time residency attainment rates at our two medical schools during the quarter, which were among the highest we have ever achieved. Our ability to consistently deliver high-quality academics, excellent value and strong outcomes for our students is a central pillar of our long-term growth strategy.”

Financial Highlights

Selected financial data for the three months ended March 31, 2022:

•	Revenue of $365.6 million increased 58.8% compared with the prior year due to the acquisition of Walden
•
Diluted earnings per share was $7.09 compared with $0.48 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $0.87, compared with $0.60 in the prior year

•	Operating income was $33.3 million, compared with $36.0 million in the prior year; operating income, excluding special items, was $76.5 million, a 87.4% increase compared with the prior year
•
Net income attributable to Adtalem was $349.8 million compared with $24.7 million in the prior year, driven primarily by gain on the sale of the Financial Services segment; net income from continuing operations, excluding special items, was $42.8 million, a 39.5% increase compared with the prior year

•	Adjusted EBITDA was $92.5 million, a 75.0% increase compared with the prior year

Selected financial data for the nine months ended March 31, 2022:

•	Revenue of $1,025.9 million increased 50.1% compared with the prior year due to the acquisition of Walden
•
Diluted earnings per share was $6.26 compared with $1.30 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $1.97, compared with $1.83 in the prior year

•
Operating income was $35.9 million, compared with $91.0 million in the prior year; operating income, excluding special items, was $183.2 million, a 47.2% increase compared with the prior year. On a sequential basis, operating margins excluding special items, increased for the second consecutive quarter

•
Net income attributable to Adtalem was $309.7 million compared with $67.9 million in the prior year, driven primarily by the gain on the sale of the Financial Services segment; net income from continuing operations, excluding special items, was $98.2 million, a 3.1% increase compared with the prior year

•	Adjusted EBITDA was $229.1 million, a 43.0% increase compared with the prior year

Business Highlights

•
Completed the divestiture of Financial Services segment to a consortium of Wendel Group and Colibri Group in an all-cash transaction for $1 billion, thereby enhancing the company’s focus as a pure play, leading provider of talent to the healthcare industry

•	Utilized $770 million of net proceeds from the divestiture of Financial Services segment to pay down debt, reducing debt by 46.7%
•	Repurchased 4.7 million shares of the company’s common stock for $150 million in an accelerated share buyback program using existing cash, reducing shares outstanding by 9.4%
•
Received authorization from the Adtalem board of directors for open market share repurchases of up to $300 million of the company’s common stock over 36 months, demonstrating confidence in the company’s long-term growth strategy

•
Achieved first-time residency attainment rates of 96%* for American University of the Caribbean School of Medicine and 95%* for Ross University School of Medicine with more than 700 current and former graduates entering U.S. residency programs in 2022
*Residency attainment rates continued to improve to 96% for AUC as of April 2022, and 95% for RUSM as of March 2022

Segment Highlights

Chamberlain

Third quarter segment revenue decreased 2.6% to $142.6 million compared with the prior year, and segment operating income increased 2.4% to $37.0 million due primarily to lower labor and other expenses.

Total student enrollment decreased 4.3% compared with the prior year, which was primarily attributable to COVID-related headwinds in Chamberlain’s post-licensure online programs, partially offset by improved enrollment and persistence in on-campus pre-licensure programs.

Walden

Revenue in the third quarter was $139.1 million. Segment operating loss was $2.9 million, driven primarily by intangible assets amortization expense. Segment operating income, excluding special items, was $26.2 million. With the acquisition closing on August 12, 2021, there are no prior year comparables.

Total student enrollment decreased 8.4% compared with the prior year, which was primarily attributable to COVID-related headwinds in Walden’s post-licensure nursing programs and decline in the management and technology programs.

Medical and Veterinary

Revenue in the third quarter was $84.0 million, essentially flat compared with the prior year. Segment operating income of $14.9 million decreased by 0.4% compared to prior year. Segment operating income, excluding special items, was $19.5 million, an increase of 30.1% compared with the prior year, driven by cost reductions across the segment.

Total student enrollment decreased 1.2% compared with the prior year, which was primarily attributable to COVID-related headwinds.

Adtalem Outlook

For the full fiscal year 2022, Adtalem reiterated its guidance of adjusted revenue, excluding special items, to be within the range of $1,350 million and $1,390 million, and increased the fiscal year 2022 guidance for adjusted diluted earnings per share from continuing operations, excluding special items, in excess of 8% to a range of $3.15 to $3.35, based on the key factors below:

-	The use of $770 million of net proceeds from the sale of the Financial Services segment towards repayment of debt, thereby reducing interest expense
-	Accelerated share repurchase program for $150 million of the company’s common stock, which is expected to be completed by the second quarter of fiscal 2023, reducing outstanding shares

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2022 third quarter on Thursday, May 5, 2022, at 4 p.m. CDT (5 p.m. EDT). The conference call will be led by Steve Beard, president and chief executive officer, and Bob Phelan, senior vice president and chief financial officer. For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13728036. Adtalem will also broadcast the conference call live on the web at: https://themediaframe.com/mediaframe/webcast.html?webcastid=8dYWyDjX.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until June 5, 2022. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13728036, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education
Adtalem Global Education (NYSE: ATGE) is a leading healthcare educator and provider of professional talent to the healthcare industry. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to their communities. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem and its institutions have more than 10,000 employees and a network of more than 275,000 alumni. Adtalem was named one of America’s Most Responsible Companies 2021 by Newsweek, and one of America’s Best Employers for Diversity 2022 by Forbes. Follow Adtalem on Twitter @adtalemglobal, LinkedIn or visit Adtalem.com for more information.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic, the efficacy and distribution of the vaccines, and the expected synergies from the recent Walden acquisition. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	3Q 2022	3Q 2021	% Change
Adtalem Global Education Student Enrollments
Total students(1)	82,174	87,685	-6.3%

Chamberlain University
Total students	34,158	35,702	-4.3%

Walden University(3)
Walden University(2)
Total students	42,788	46,691	-8.4%

Walden University(3)

Medical & Veterinary
Total students	5,228	5,292	-1.2%

1)	Represents total students attending sessions during each institution’s most recent enrollment period in 3Q FY 2022.
2)	Prior year Walden enrollment figures are as calculated by Walden while controlled by Laureate Education, Inc., and are included here for comparative purposes only.

 Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	March 31,	June 30,	March 31,
	2022	2021	2021
Assets:
Current assets:
Cash and cash equivalents	$788,729	$476,377	$461,605
Restricted cash	1,266	819,003	808,034
Accounts receivable, net	96,064	43,041	58,108
Prepaid expenses and other current assets	123,505	128,217	109,651
Current assets held for sale	1,432	48,315	60,127
Total current assets	1,010,996	1,514,953	1,497,525
Noncurrent assets:
Property and equipment, net	294,538	283,692	278,864
Operating lease assets	186,968	167,365	162,557
Deferred income taxes	47,574	53,486	57,979
Intangible assets, net	896,884	137,500	137,500
Goodwill	961,262	310,210	310,210
Other assets, net	120,145	86,040	84,291
Noncurrent assets held for sale	93	531,597	532,859
Total noncurrent assets	2,507,464	1,569,890	1,564,260
Total assets	$3,518,460	$3,084,843	$3,061,785

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$67,252	$42,421	$34,446
Accrued payroll and benefits	56,705	54,331	40,906
Accrued liabilities	176,921	126,344	108,277
Deferred revenue	167,576	68,807	87,308
Current operating lease liabilities	51,335	53,991	53,598
Current portion of long-term debt	—	3,000	3,000
Current liabilities held for sale	1,417	59,913	54,917
Total current liabilities	521,206	408,807	382,452
Noncurrent liabilities:
Long-term debt	1,225,360	1,067,711	1,067,564
Long-term operating lease liabilities	188,955	167,066	163,251
Deferred income taxes	25,862	26,177	25,949
Other liabilities	65,729	78,705	80,225
Noncurrent liabilities held for sale	41	33,517	33,627
Total noncurrent liabilities	1,505,947	1,373,176	1,370,616
Total liabilities	2,027,153	1,781,983	1,753,068
Commitments and contingencies
Redeemable noncontrolling interest	—	1,790	2,493
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 45,138, 49,253, and 49,700 shares outstanding as of March 31, 2022, June 30, 2021, and March 31, 2021, respectively	818	811	811
Additional paid-in capital	517,431	519,826	516,627
Retained earnings	2,314,796	2,005,105	1,995,465
Accumulated other comprehensive loss	(2,209)	(7,365)	(7,756)
Treasury stock, at cost, 36,621, 31,846, and 31,366 shares as of March 31, 2022, June 30, 2021, and March 31, 2021, respectively	(1,339,529)	(1,217,307)	(1,198,923)
Total shareholders' equity	1,491,307	1,301,070	1,306,224
Total liabilities and shareholders' equity	$3,518,460	$3,084,843	$3,061,785

Adtalem Global Education Inc.
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenue	$365,623	$230,213	$1,025,891	$683,435
Operating cost and expense:
Cost of educational services	166,027	114,977	498,497	341,497
Student services and administrative expense	149,890	74,412	432,923	217,502
Restructuring expense	10,518	1,217	16,999	5,299
Business acquisition and integration expense	5,924	3,646	41,537	28,161
Total operating cost and expense	332,359	194,252	989,956	592,459
Operating income	33,264	35,961	35,935	90,976
Other income (expense):
Interest and dividend income	1,045	910	2,784	3,133
Interest expense	(36,585)	(8,555)	(109,907)	(15,983)
Investment gain	—	479	—	2,002
Net other expense	(35,540)	(7,166)	(107,123)	(10,848)
(Loss) income from continuing operations before income taxes	(2,276)	28,795	(71,188)	80,128
Benefit from (provision for) income taxes	8,133	(4,557)	38,897	(12,363)
Income (loss) from continuing operations	5,857	24,238	(32,291)	67,765
Discontinued operations:
Income from discontinued operations before income taxes	4,071	1,416	2,180	2,159
Gain on disposal of discontinued operations before income taxes	474,003	—	474,003	—
Provision for income taxes	(134,089)	(1,104)	(134,201)	(2,386)
Income (loss) from discontinued operations	343,985	312	341,982	(227)
Net income	349,842	24,550	309,691	67,538
Net loss attributable to redeemable noncontrolling interest from discontinued operations	—	102	—	359
Net income attributable to Adtalem	$349,842	$24,652	$309,691	$67,897

Amounts attributable to Adtalem:
Net income (loss) from continuing operations	$5,857	$24,238	$(32,291)	$67,765
Net income from discontinued operations	343,985	414	341,982	132
Net income attributable to Adtalem	$349,842	$24,652	$309,691	$67,897

Earnings (loss) per share attributable to Adtalem:
Basic:
Continuing operations	$0.12	$0.48	$(0.65)	$1.31
Discontinued operations	$7.03	$0.01	$6.91	$0.00
Total basic earnings per share	$7.15	$0.49	$6.26	$1.31
Diluted:
Continuing operations	$0.12	$0.47	$(0.65)	$1.30
Discontinued operations	$6.97	$0.01	$6.91	$0.00
Total diluted earnings per share	$7.09	$0.48	$6.26	$1.30

Weighted-average shares outstanding:
Basic shares	48,925	50,658	49,459	51,799
Diluted shares	49,377	51,111	49,459	52,101

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended
	March 31,
	2022	2021
Operating activities:
Net income	$309,691	$67,538
(Income) loss from discontinued operations	(341,982)	227
(Loss) income from continuing operations	(32,291)	67,765
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	18,604	10,429
Amortization and adjustments to operating lease assets	35,251	39,346
Depreciation	33,471	25,325
Amortization of intangible assets	73,967	—
Amortization and write-off of debt discount and issuance costs	34,481	1,548
Provision for bad debts	19,552	7,978
Deferred income taxes	3,425	(4,558)
Loss on disposals, accelerated depreciation, and adjustments to property and equipment	2,274	1,589
Realized and unrealized gain on investments	—	(2,002)
Changes in assets and liabilities:
Accounts receivable	(40,520)	1,804
Prepaid expenses and other current assets	3,531	(7,297)
Accounts payable	(5,737)	(826)
Accrued payroll and benefits	(23,221)	(884)
Accrued liabilities	(92,528)	8,128
Deferred revenue	87,811	23,813
Operating lease liabilities	(36,159)	(36,683)
Other assets and liabilities	(23,514)	(9,799)
Net cash provided by operating activities-continuing operations	58,397	125,676
Net cash (used in) provided by operating activities-discontinued operations	(6,915)	18,487
Net cash provided by operating activities	51,482	144,163
Investing activities:
Capital expenditures	(22,249)	(28,591)
Proceeds from sales of marketable securities	—	2,387
Purchases of marketable securities	—	(2,414)
Payment for purchase of business, net of cash and restricted cash acquired	(1,488,054)	—
Cash received on DeVry University loan	10,000	—
Net cash used in investing activities-continuing operations	(1,500,303)	(28,618)
Net cash used in investing activities-discontinued operations	(3,287)	(6,253)
Proceeds from sale of business, net of cash transferred	962,652	—
Net cash used in investing activities	(540,938)	(34,871)
Financing activities:
Proceeds from exercise of stock options	8,433	889
Employee taxes paid on withholding shares	(2,727)	(4,144)
Proceeds from stock issued under Colleague Stock Purchase Plan	400	160
Repurchases of common stock for treasury	(120,000)	(81,568)
Payment for purchase of equity forward contract	(30,000)	—
Proceeds from long-term debt	850,000	800,000
Repayments of long-term debt	(687,667)	(2,250)
Payment of debt discount and issuance costs	(49,553)	(18,047)
Payment for purchase of redeemable noncontrolling interest of subsidiary	(1,790)	—
Net cash (used in) provided by financing activities	(32,904)	695,040
Effect of exchange rate changes on cash, cash equivalents and restricted cash	12	343
Net (decrease) increase in cash, cash equivalents and restricted cash	(522,348)	804,675
Cash, cash equivalents and restricted cash at beginning of period	1,313,616	501,105
Cash, cash equivalents and restricted cash at end of period	791,268	1,305,780
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	1,273	36,141
Cash, cash equivalents and restricted cash of continuing operations at end of period	$789,995	$1,269,639

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2022	2021	Increase (Decrease)	2022	2021	Increase (Decrease)
Revenue:
Chamberlain	$142,550	$146,313	(2.6)%	$417,310	$422,054	(1.1)%
Walden	139,081	—	NM	348,325	—	NM
Medical and Veterinary	83,992	83,900	0.1%	260,256	261,381	(0.4)%
Total consolidated revenue	$365,623	$230,213	58.8%	$1,025,891	$683,435	50.1%
Operating income (loss):
Chamberlain	$36,979	$36,107	2.4%	$83,290	$98,758	(15.7)%
Walden	(2,854)	—	NM	(16,943)	—	NM
Medical and Veterinary	14,913	14,977	(0.4)%	50,096	56,626	(11.5)%
Home Office and Other	(15,774)	(15,123)	(4.3)%	(80,508)	(64,408)	(25.0)%
Total consolidated operating income	$33,264	$35,961	(7.5)%	$35,935	$90,976	(60.5)%

Non-GAAP Financial Measures and Reconciliations
We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Net income from continuing operations excluding special items (most comparable GAAP measure: net income attributable to Adtalem) – Measure of Adtalem’s net income attributable to Adtalem adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, Walden intangible amortization expense, pre-acquisition interest expense and write-off of debt discount and issuance costs, and net income from discontinued operations attributable to Adtalem.

Earnings per share from continuing operations excluding special items (most comparable GAAP measure: earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, Walden intangible amortization expense, pre-acquisition interest expense and write-off of debt discount and issuance costs, and net income from discontinued operations attributable to Adtalem.

Operating income excluding special items (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, and Walden intangible amortization expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income attributable to Adtalem) – Measure of Adtalem’s net income attributable to Adtalem adjusted for net income from discontinued operations attributable to Adtalem, net other expense, (benefit from) provision for income taxes, depreciation and amortization, stock-based compensation, deferred revenue adjustment, CEO transition costs, restructuring expense, and business acquisition and integration expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Income taxes and net other expense is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:
•	Deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden’s deferred revenue at fair value.
•	CEO transition costs related to acceleration of stock-based compensation expense.
•	Restructuring expense primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Medical and Veterinary and Adtalem’s home office.
•	Business acquisition and integration expense include expenses related to the Walden acquisition.
•	Walden amortization expense on acquired intangible assets.
•	Pre-acquisition interest expense and write-off of debt discount and issuance costs related to financing arrangements in connection with the Walden acquisition and prepayment of debt.
•
Net income from discontinued operations attributable to Adtalem includes the operations of ACAMS, Becker, OCL, including the after-tax gain on the sale of these businesses, and EduPristine operations, in addition to costs related to DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2022	2021	Increase (Decrease)	2022	2021	Increase (Decrease)
Chamberlain:
Operating income (GAAP)	$36,979	$36,107	2.4%	$83,290	$98,758	(15.7)%
Restructuring expense	1,931	—		2,266	—
Operating income excluding special items (non-GAAP)	$38,910	$36,107	7.8%	$85,556	$98,758	(13.4)%

Walden:
Operating loss (GAAP)	$(2,854)	$—	NM	$(16,943)	$—	NM
Deferred revenue adjustment	—	—		8,561	—
Restructuring expense	2,225	—		4,016	—
Walden intangible amortization expense	26,817	—		73,967	—
Operating income excluding special items (non-GAAP)	$26,188	$—	NM	$69,601	$—	NM

Medical and Veterinary:
Operating income (GAAP)	$14,913	$14,977	(0.4)%	$50,096	$56,626	(11.5)%
Restructuring expense	4,569	—		4,757	—
Operating income excluding special items (non-GAAP)	$19,482	$14,977	30.1%	$54,853	$56,626	(3.1)%

Home Office and Other:
Operating loss (GAAP)	$(15,774)	$(15,123)	(4.3)%	$(80,508)	$(64,408)	(25.0)%
CEO transition costs	—	—		6,195	—
Restructuring expense	1,793	1,217		5,960	5,299
Business acquisition and integration expense	5,924	3,646		41,537	28,161
Operating loss excluding special items (non-GAAP)	$(8,057)	$(10,260)	21.5%	$(26,816)	$(30,948)	13.4%

Adtalem Global Education:
Operating income (GAAP)	$33,264	$35,961	(7.5)%	$35,935	$90,976	(60.5)%
Deferred revenue adjustment	—	—		8,561	—
CEO transition costs	—	—		6,195	—
Restructuring expense	10,518	1,217		16,999	5,299
Business acquisition and integration expense	5,924	3,646		41,537	28,161
Walden intangible amortization expense	26,817	—		73,967	—
Operating income excluding special items (non-GAAP)	$76,523	$40,824	87.4%	$183,194	$124,436	47.2%

Adtalem Global Education Inc.
Non-GAAP Adjusted EBITDA by Segment
(unaudited)
(in thousands)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2022	2021	Increase (Decrease)	2022	2021	Increase (Decrease)
Chamberlain:
Operating income (GAAP)	$36,979	$36,107	2.4%	$83,290	$98,758	(15.7)%
Restructuring expense	1,931	—		2,266	—
Depreciation	4,738	4,091		14,048	11,998
Stock-based compensation	1,869	1,296		5,104	4,195
Adjusted EBITDA (non-GAAP)	$45,517	$41,494	9.7%	$104,708	$114,951	(8.9)%

Walden:
Operating loss (GAAP)	$(2,854)	$—	NM	$(16,943)	$—	NM
Deferred revenue adjustment	—	—		8,561	—
Restructuring expense	2,225	—		4,016	—
Walden intangible amortization expense	26,817	—		73,967	—
Depreciation	2,573	—		6,801	—
Stock-based compensation	841	—		2,308	—
Adjusted EBITDA (non-GAAP)	$29,602	$—	NM	$78,710	$—	NM

Medical and Veterinary:
Operating income (GAAP)	$14,913	$14,977	(0.4)%	$50,096	$56,626	(11.5)%
Restructuring expense	4,569	—		4,757	—
Depreciation	3,397	3,646		10,497	10,802
Stock-based compensation	1,075	831		2,974	2,689
Adjusted EBITDA (non-GAAP)	$23,954	$19,454	23.1%	$68,324	$70,117	(2.6)%

Home Office and Other:
Operating loss (GAAP)	$(15,774)	$(15,123)	(4.3)%	$(80,508)	$(64,408)	(25.0)%
CEO transition costs	—	—		6,195	—
Restructuring expense	1,793	1,217		5,960	5,299
Business acquisition and integration expense	5,924	3,646		41,537	28,161
Depreciation	633	866		2,125	2,525
Stock-based compensation	888	1,335		2,023	3,545
Adjusted EBITDA (non-GAAP)	$(6,536)	$(8,059)	18.9%	$(22,668)	$(24,878)	8.9%

Adtalem Global Education:
Net income attributable to Adtalem (GAAP)	$349,842	$24,652	1,319.1%	$309,691	$67,897	356.1%
Net income from discontinued operations attributable to Adtalem	(343,985)	(414)		(341,982)	(132)
Net other expense	35,540	7,166		107,123	10,848
(Benefit from) provision for income taxes	(8,133)	4,557		(38,897)	12,363
Operating income (GAAP)	33,264	35,961		35,935	90,976
Depreciation and amortization	38,158	8,603		107,438	25,325
Stock-based compensation	4,673	3,462		12,409	10,429
Deferred revenue adjustment	—	—		8,561	—
CEO transition costs	—	—		6,195	—
Restructuring expense	10,518	1,217		16,999	5,299
Business acquisition and integration expense	5,924	3,646		41,537	28,161
Adjusted EBITDA (non-GAAP)	$92,537	$52,889	75.0%	$229,074	$160,190	43.0%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net income attributable to Adtalem (GAAP)	$349,842	$24,652	$309,691	$67,897
Deferred revenue adjustment	—	—	8,561	—
CEO transition costs	—	—	6,195	—
Restructuring expense	10,518	1,217	16,999	5,299
Business acquisition and integration expense	5,924	3,646	41,537	28,161
Walden intangible amortization expense	26,817	—	73,967	—
Pre-acquisition interest expense and write-off of debt discount and issuance costs	12,471	4,951	44,105	4,996
Income tax impact on non-GAAP adjustments (1)	(18,769)	(3,365)	(60,871)	(10,972)
Net income from discontinued operations attributable to Adtalem	(343,985)	(414)	(341,982)	(132)
Net income from continuing operations excluding special items (non-GAAP)	$42,818	$30,687	$98,202	$95,249
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Earnings per share, diluted (GAAP)	$7.09	$0.48	$6.26	$1.30
Effect on diluted earnings per share:
Deferred revenue adjustment	-	-	0.17	-
CEO transition costs	-	-	0.12	-
Restructuring expense	0.21	0.02	0.34	0.10
Business acquisition and integration expense	0.12	0.07	0.83	0.54
Walden intangible amortization expense	0.54	-	1.48	-
Pre-acquisition interest expense and write-off of debt discount and issuance costs	0.25	0.10	0.88	0.10
Income tax impact on non-GAAP adjustments (1)	(0.38)	(0.07)	(1.22)	(0.21)
Net income from discontinued operations attributable to Adtalem	(6.97)	(0.01)	(6.91)	(0.00)
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$0.87	$0.60	$1.97	$1.83
Diluted shares used in non-GAAP EPS calculation	49,377	51,111	49,872	52,101
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	FY22	FY21	FY22	FY22	FY22	FY21
	Q3	Q3	Q3	Q2	Q1	Q4
Net cash provided by operating activities-continuing operations (GAAP)	$77,365	$67,719	$101,481	$91,835	$124,742	$168,760
Capital expenditures	(7,477)	(8,887)	(33,539)	(34,949)	(34,256)	(39,881)
Free cash flow (non-GAAP)	$69,888	$58,832	$67,942	$56,886	$90,486	$128,879

Adtalem Global Education Inc.
Non-GAAP Outlook Disclosure
(unaudited)
(in millions, except per share data)

Year Ended
June 30, 2022
Expected earnings per share, diluted (GAAP)	$6.76 to 6.96
Expected effects on diluted earnings per share:
Purchase accounting adjustment - deferred revenue	$0.18
CEO transition costs	0.13
Restructuring expense	0.35
Business acquisition and integration costs	0.85
Estimated purchase accounting adjustment - intangible amortization	1.99
Pre-acquisition interest expense and write-off of debt discount and issuance costs	0.90
Estimated incremental acquisition integration costs	0.14
Estimated income tax impact on non-GAAP adjustments(1)	(1.14)
Net income from discontinued operations attributable to Adtalem	(7.01)
Expected adjusted earnings per share from continuing operations excluding special items, diluted (non-GAAP)(2)	$3.15 to 3.35
Diluted shares used in EPS calculation (in thousands)	48,800
(1) Represents the estimated income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.
(2) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2022. The expected effects on diluted earnings per share (“EPS”) of (1) the estimated purchase accounting adjustment – intangible amortization, and (2) the estimated incremental acquisition integration costs are estimates related to the Walden University acquisition. The effects on diluted EPS of purchase accounting adjustment – deferred revenue, CEO transition costs, restructuring expense, business acquisition and integration costs, pre-acquisition interest expense and write-off of debt discount and issuance costs, and income from discontinued operations attributable to Adtalem includes the results realized through March 31, 2022. We are not able to further estimate certain special items for the full fiscal year. Additional charges to these special items, or additional special items not currently identified, which may occur during the remainder of fiscal year 2022, would impact the GAAP expected EPS provided above.

Year Ended
June 30, 2022
Expected revenue (GAAP)	$1,341 to 1,381
Estimated incremental purchase accounting adjustment - deferred revenue	9
Expected revenue excluding special items (non-GAAP)(3)	$1,350 to 1,390
(3) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2022. The expected effects on revenue of the item listed above is an estimate related to the Walden University acquisition.

Adtalem Global Education Inc.
Non-GAAP Net Leverage Disclosure
(unaudited)
(in thousands)

	Three Months Ended	Nine Months Ended	Twelve Months Ended
	June 30, 2021	March 31, 2022	March 31, 2022
Adtalem Global Education:
Net income attributable to Adtalem (GAAP)	$9,012	$309,691	$318,703
Net income from discontinued operations attributable to Adtalem	(6,447)	(341,982)		(348,429)
Net other expense	23,785	107,123	130,908
(Benefit from) provision for income taxes	726	(38,897)		(38,171)
Depreciation and amortization	8,563	107,438	116,001
Stock-based compensation	2,395	12,409	14,804
Deferred revenue adjustment	—	8,561	8,561
CEO transition costs	—	6,195	6,195
Restructuring expense	1,570	16,999	18,569
Business acquisition and integration expense	3,432	41,537	44,969
Adjusted EBITDA (non-GAAP)	$43,036	$229,074	$272,110

			March 31, 2022
Long-term debt			$1,253,333
Cash and cash equivalents			788,729
Net debt (non-GAAP)			$464,604

Net leverage (non-GAAP)			1.7	x